Exhibit 99.1

Hudson Technologies Reports Second Quarter 2013 Results

pearl river, ny – July 30, 2013 – Hudson Technologies, Inc. (NASDAQ: HDSN), announced results for the quarter ended June 30, 2013.

Revenues for the three months ended June 30, 2013 decreased 29% to $15,768,000 from $22,251,000 in the comparable 2012 period. Net income for the second quarter was $334,000, or $0.01 per basic and diluted share, compared to net income of $5,135,000, or $0.22 per basic share and $0.20 per diluted share for the second quarter of 2012.

For the six months ended June 30, 2013, revenues increased 4% to $38,645,000 as compared to revenues of $37,105,000 in the first six months of 2012. The Company reported a net income of $4,803,000, or $0.20 per basic share and $0.18 per diluted share in the first six months of 2013, compared to net income of $7,644,000 or $0.32 per basic share and $0.29 per diluted share in the first six months of 2012.

Kevin J. Zugibe, Chairman and Chief Executive Officer of Hudson Technologies commented, “As we previously announced, our second quarter performance fell short of our expectations. The EPA’s final rule, issued April 3, permitted higher than expected virgin R-22 allowances for 2013 and 2014, heightening what is clearly an oversupply in the market. In addition, the demand for R-22 in the quarter was negatively impacted by very cool spring temperatures. As a result, we saw prices of R-22 soften by approximately 30% in the second quarter. We have seen a further reduction by approximately 10% during July, primarily related to the oversupply situation resulting from the EPA’s April rule.

“We are very disappointed in the EPA’s recent ruling from both an economic and environmental standpoint. Under the Montreal Protocol, virgin R-22 production must be reduced to zero by 2020 with reclaimed gas filling the anticipated supply gap. In furtherance of that requirement, the EPA is currently drafting rules to establish R-22 production allowances for the period 2015 through 2019. We are expanding our efforts to educate the EPA about the adverse environmental and market impact that will result from continued production of R-22, and to demonstrate the need to aggressively reduce production of R-22 for the 2015 to 2019 period. We believe the EPA should have greater urgency with regard to limiting virgin supply levels of R-22, to both lower the global warming potential of additional virgin R-22 and support an orderly and efficient market for the industry and consumers.”

CONFERENCE CALL INFORMATION

The Company will host a conference call to discuss the first quarter results today, July 30, 2013 at 5:00 P.M. Eastern Time.

To access the live webcast, log onto the Hudson Technologies website at www.hudsontech.com, and click on “Investor Relations”.

To participate in the call by phone, dial (877) 407-9205 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8054.

A replay of the teleconference will be available until August 30, 2013 and may be accessed by dialing (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use conference ID: 418182. A transcript of the call will be available on the Hudson Technologies website approximately 24 hours after its completion.

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative solutions to recurring problems within the refrigeration industry. Hudson's proprietary RefrigerantSide® Services increase operating efficiency and energy savings, and remove moisture, oils and other contaminants frequently found in the refrigeration circuits of large comfort cooling and process refrigeration systems. Performed at a customer's site as an integral part of an effective scheduled maintenance program or in response to emergencies, RefrigerantSide® Services offer significant savings to customers due to their ability to be completed rapidly and at higher purity levels, and can be utilized while the customer's system continues to operate. In addition, the Company sells refrigerants and provides traditional reclamation services to the commercial and industrial air conditioning and refrigeration markets. For further information on Hudson, please visit the Company's web site at www.hudsontech.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the markets for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements which become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, risks associated with the Company’s joint ventures which include the ability of the parties to perform their obligations under the joint venture agreements, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the joint ventures may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, and other risks detailed in the Company's periodic reports filed with the Securities and Exchange Commission.  The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau Institutional Marketing Services (IMS) (203) 972-9200 jnesbett@institutionalms.com	Company Contact: Brian F. Coleman, President & COO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com

Hudson Technologies, Inc. and Subsidiaries

Consolidated Income Statements

(unaudited)

(Amounts in thousands, except for share and per share amounts)

	Three month period ended June 30,		Six month period ended June 30,
	2013	2012	2013	2012

Revenues	$15,768	$22,251	$38,645	$37,105
Cost of sales	13,220	12,014	26,935	20,900
Gross Profit	2,548	10,237	11,710	16,205
Operating expenses:
Selling and marketing	818	673	1,641	1,354
General and administrative	956	1,095	1,890	2,164
Total operating expenses	1,774	1,768	3,531	3,518
Operating income	774	8,469	8,179	12,687
Other income (expense):
Interest expense	(243)	(187)	(440)	(358)
Interest income	0	1	0	1
Total other income (expense)	(243)	(186)	(440)	(357)
Income before income taxes	531	8,283	7,739	12,330

Income tax expense	197	3,148	2,936	4,686
Net income	$334	$5,135	$4,803	$7,644
Net income per common share – Basic	$0.01	$0.22	$0.20	$0.32
Net income per common share - Diluted	$0.01	$0.20	$0.18	$0.29
Weighted average number of shares outstanding – Basic	24,891,115	23,841,996	24,605,541	23,813,776
Weighted average number of shares outstanding - Diluted	26,859,009	26,177,960	26,670,232	26,149,740

Hudson Technologies, Inc. and subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except for share and par value amounts)

	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,374	$3,991
Trade accounts receivable - net of allowance for doubtful accounts of $250 and $227	11,866	1,956
Inventories	51,298	40,167
Prepaid expenses and other current assets	2,991	676
Deferred tax asset	234	234
Total current assets	68,763	47,024
Property, plant and equipment, less accumulated depreciation and amortization	4,903	4,765
Other assets	291	341
Deferred tax asset	3,391	3,888
Investments in affiliates	1,165	1,138
Intangible assets, less accumulated amortization	62	76
Total Assets	$78,575	$57,232
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$9,117	$6,219
Accrued payroll	280	661
Income taxes payable	1,237	0
Short-term debt and current maturities of long-term debt	24,475	12,736
Total current liabilities	35,109	19,616
Long-term debt, less current maturities	4,824	4,920
Total Liabilities	39,933	24,536
Commitments and contingencies
Stockholders' equity:
Preferred stock shares authorized 5,000,000;
Series A convertible preferred stock, $0.01 par value ($100 liquidation preference value); shares authorized 150,000; none issued or outstanding	0	0
Common stock, $0.01 par value; shares authorized 50,000,000; 25,070,386 and 24,124,625 issued and outstanding	251	241
Additional paid-in capital	44,856	43,722
Accumulated deficit	(6,465)	(11,267)
Total Stockholders' Equity	38,642	32,696
Total Liabilities and Stockholders' Equity	$78,575	$57,232